Exhibit 99.2
Pinterest Announces Third Quarter 2021 Results
SAN FRANCISCO, Calif. - November 4, 2021 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended September 30, 2021.
•Q3 revenue grew 43% year over year to $633 million.
•Global Monthly Active Users (MAUs) grew 1% year over year to 444 million.
•GAAP net income was $94 million for Q3. Adjusted EBITDA was $201 million for Q3.
“We were pleased with the financial results that we delivered in Q3,” said Ben Silbermann, CEO and co-founder, Pinterest. “Revenue grew 43% year-over-year and I am proud of the team’s progress in launching a number of new products for both creators and brands, bringing more video content and shoppable features to Pinterest.”
Q3 2021 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended September 30,		% Change
	2021	2020
Revenue	$632,932	$442,616	43%

Net income (loss)	$93,996	$(94,220)	NM

Non-GAAP net income*	$190,549	$87,164	119%

Adjusted EBITDA*	$201,473	$93,042	117%
Adjusted EBITDA margin*	32%	21%

NM - not meaningful
* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q3 2021 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended September 30,		% Change
	2021	2020
Revenue - Global	$633	$443	43%
Revenue - United States	$498	$374	33%
Revenue - International	$135	$69	96%

MAUs - Global	444	442	1%
MAUs - United States	89	98	(10)%
MAUs - International	356	343	4%

ARPU - Global	$1.41	$1.03	37%
ARPU - United States	$5.55	$3.85	44%
ARPU - International	$0.38	$0.21	81%

Guidance
Our current expectation is that Q4 revenue will grow in the high teens percentage range year over year. We expect our non-GAAP operating expenses to grow in the low teens quarter over quarter as we continue to invest in our business, including our native content/Creator ecosystem, and our brand marketing campaign.
As of November 2, 2021, U.S. MAUs were approximately 89 million and global MAUs were approximately 447 million*. The evolution of COVID-19 and the impact of the pandemic unwind on engagement remain unknown.
We intend to provide further detail on our outlook during the conference call.
Our key strategic priorities for 2021 remain anchored in content, Pinner experience, advertiser success and shopping. We plan to continue investing in these this year. We expect R&D efforts to continue to focus on Pinner product, ad product and measurement investments. We intend to grow our headcount further to fund our strategic initiatives. We think these investments will support long-term growth and continue to build the foundations for a scaled business over time.
* Results, trends and outlook for the Q4 2021 period to date are preliminary, subject to change, and may not be an indication of future performance.

Webcast and conference call information
A live audio webcast of our third quarter 2021 earnings release call will be available at investor.pinterestinc.com. The call begins today at 3:00 PM (PT) / 6:00 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus, including its variants, referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery of the COVID-19 pandemic; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the impact of the COVID-19 pandemic on our planned investments, operations, expenses, revenue, cash flow, liquidity, users and engagement; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Quarterly Report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the earnings materials is as of November 4, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for income taxes, non-cash charitable contributions and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, non-cash charitable contributions and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Neil Doshi
ir@pinterest.com
Media:
Charlotte Fuller
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,231,931	$669,230
Marketable securities	1,075,465	1,091,076
Accounts receivable, net of allowances of $6,813 and $8,811 as of September 30, 2021 and December 31, 2020, respectively	505,021	563,733
Prepaid expenses and other current assets	58,705	33,502
Total current assets	2,871,122	2,357,541
Property and equipment, net	54,445	69,375
Operating lease right-of-use assets	203,055	155,916
Goodwill and intangible assets, net	13,550	13,562
Other assets	10,618	13,065
Total assets	$3,152,790	$2,609,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,612	$49,491
Accrued expenses and other current liabilities	183,382	155,340
Total current liabilities	240,994	204,831
Operating lease liabilities	189,348	139,321
Other liabilities	24,081	22,936
Total liabilities	454,423	367,088
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 560,728 and 530,140 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 89,435 and 96,232 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	7	6
Additional paid-in capital	4,891,043	4,574,934
Accumulated other comprehensive income	627	2,480
Accumulated deficit	(2,193,310)	(2,335,049)
Total stockholders’ equity	2,698,367	2,242,371
Total liabilities and stockholders’ equity	$3,152,790	$2,609,459

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Revenue	$632,932	$442,616
Costs and expenses:
Cost of revenue	126,783	112,844
Research and development	185,949	160,187
Sales and marketing	156,092	118,531
General and administrative	65,659	148,087
Total costs and expenses	534,483	539,649
Income (loss) from operations	98,449	(97,033)
Interest income	765	2,896
Interest expense and other income (expense), net	(4,765)	(51)
Income (loss) before provision for income taxes	94,449	(94,188)
Provision for income taxes	453	32
Net income (loss)	$93,996	$(94,220)
Net income (loss) per share:
Basic	$0.15	$(0.16)
Diluted	$0.14	$(0.16)
Weighted-average shares used in computing net income (loss) per share:
Basic	643,979	603,490
Diluted	691,853	603,490

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income (loss)	$141,739	$(336,164)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,299	29,174
Share-based compensation	275,982	234,801
Non-cash charitable contributions	20,490	2,748
Other	9,495	4,520
Changes in assets and liabilities:
Accounts receivable	61,033	(25,667)
Prepaid expenses and other assets	(21,141)	(6,184)
Operating lease right-of-use assets	32,014	31,835
Accounts payable	7,862	7,689
Accrued expenses and other liabilities	30,670	20,391
Operating lease liabilities	(37,308)	(35,013)
Net cash provided by (used in) operating activities	541,135	(71,870)
Investing activities
Purchases of property and equipment and intangible assets	(5,337)	(14,032)
Purchases of marketable securities	(878,465)	(808,180)
Sales of marketable securities	213,651	174,042
Maturities of marketable securities	673,952	699,133
Other investing activities	—	316
Net cash provided by investing activities	3,801	51,279
Financing activities
Proceeds from exercise of stock options, net	19,637	64,992
Shares repurchased for tax withholdings on release of restricted stock units	—	(56,894)
Other financing activities	(1,750)	(1,750)
Net cash provided by financing activities	17,887	6,348
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(693)	(86)
Net increase (decrease) in cash, cash equivalents and restricted cash	562,130	(14,329)
Cash, cash equivalents and restricted cash, beginning of period	678,911	677,743
Cash, cash equivalents and restricted cash, end of period	$1,241,041	$663,414
Supplemental cash flow information
Accrued property and equipment	$915	$3,952
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$81,869	$14,030

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,231,931	$652,723
Restricted cash included in prepaid expenses and other current assets	2,813	1,470
Restricted cash included in other assets	6,297	9,221
Total cash, cash equivalents and restricted cash	$1,241,041	$663,414

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Share-based compensation by function:
Cost of revenue	$2,015	$2,298
Research and development	67,463	61,357
Sales and marketing	13,404	11,958
General and administrative	13,380	16,019
Total share-based compensation	$96,262	$91,632

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$94
General and administrative	197	158
Total amortization of acquired intangible assets	$291	$252

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$534,483	$539,649
Share-based compensation	(96,262)	(91,632)
Amortization of acquired intangible assets	(291)	(252)
Termination of future lease contract	—	(89,500)
Total non-GAAP costs and expenses	$437,930	$358,265

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$93,996	$(94,220)
Depreciation and amortization	6,762	8,943
Share-based compensation	96,262	91,632
Interest income	(765)	(2,896)
Interest expense and other (income) expense, net	4,765	51
Provision for income taxes	453	32
Termination of future lease contract	—	89,500
Adjusted EBITDA	$201,473	$93,042

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$93,996	$(94,220)
Share-based compensation	96,262	91,632
Amortization of acquired intangible assets	291	252
Termination of future lease contract	—	89,500
Non-GAAP net income	$190,549	$87,164

Basic weighted-average shares used in computing net income (loss) per share	643,979	603,491
Weighted-average dilutive securities (1)	47,874	72,803
Diluted weighted-average shares used in computing non-GAAP net income per share	691,853	676,294
Non-GAAP net income per share	$0.28	$0.13

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.